UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer; Entry Into Transition Agreement

FARO Technologies, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2015 that Jay W. Freeland, its President and Chief Executive Officer (“CEO”) and a member of the Board of Directors (the “Board”), planned to resign from his positions following the appointment of his successor. Mr. Freeland resigned as President and CEO and from the Board effective December 4, 2015 in connection with the appointment of Dr. Simon Raab as the Company’s interim President and CEO, as described in greater detail below.

On December 4, 2015, the Company entered into a Transition and Separation Agreement with Mr. Freeland (the “Transition Agreement”). The Transition Agreement provides that Mr. Freeland will step down as the Company’s President and Chief Executive Officer and as a member of the Board effective December 4, 2015. Mr. Freeland will continue to serve as an at-will employee of the Company through March 4, 2016 (or such earlier date as determined by the Company, in its sole discretion, upon notice to Mr. Freeland) to provide assistance and input concerning ongoing business matters to effectively transition matters to other executives or such other duties as reasonably directed by the Company’s Chairman of the Board. In consideration for his services during the transition period, the Company will pay Mr. Freeland an amount equal to $50,000, and Mr. Freeland will also receive a payment of $450,000 in exchange for agreeing to a two-year covenant not to compete or solicit, a general release and continuing to comply with customary confidentiality and non-disparagement provisions.

The above description of the Transition Agreement is not complete and is qualified in its entirety by reference to the text of the Transition Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Interim President and Chief Executive Officer

On December 7, 2015, the Company announced the appointment of Dr. Simon Raab, currently the Company’s Chairman of the Board and a co-founder of the Company, as the Company’s interim President and Chief Executive Officer, effective December 4, 2015. As compensation for his performance of additional responsibilities while serving as the Company’s interim President and CEO, Dr. Raab will receive a base salary at the rate of $500,000 per year and is eligible to participate in the Company’s bonus program with a target award value of 50% of his base salary. Such amounts are in addition to Dr. Raab’s compensation as Chairman of the Board and as a member of the Board. In connection with his new duties, Dr. Raab will receive a one-time equity grant of 60,000 time-vesting non-qualified stock options. The date of grant will be December 4, 2015 and the exercise price will be determined by the NASDAQ closing price of the Company’s common stock on the date of grant. 50% of the options will vest, subject to his continued membership on the Board, upon the earlier to occur of (i) the date a successor President and CEO is appointed and (ii) the one year anniversary of the date of grant, and the remaining 50% of the options will vest on the second anniversary of the date of grant. Upon a change in control, the options shall become fully vested and exercisable.

Mr. Raab, age 63, is a co-founder of the Company and has served as Chairman of the Board of Directors of the Company since its inception in 1982. Dr. Raab served as Chief Executive Officer of the Company from its inception in 1982 until January 2006, as Co-Chief Executive Officer from January 2006 until December 2006, and as President of the Company from 1986 until 2004. Dr. Raab also serves as a director of two privately-held companies: Cynvenio Biosystems, Inc. and True Vision Systems, Inc. Dr. Raab holds a Ph.D. in Mechanical Engineering from McGill University, Montreal, Canada, a Masters of Engineering Physics from Cornell University and a Bachelor of Science in Physics from the University of Waterloo, Canada.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Transition and Separation Agreement between FARO Technologies, Inc. and Jay W. Freeland, dated December 4, 2015

99.1	Press release dated December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

December 7, 2015	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition and Separation Agreement between FARO Technologies, Inc. and Jay W. Freeland, dated December 4, 2015

99.1	Press release dated December 7, 2015